WELLS
FARGO
Commercial Mortgage Servicing
P0. Box 4036, Concord, CA 94524
1320 Willow Pass Rd., Ste. 205
Concord, CA 94520
800 986-9711

Management Assertion
February 25, 2005

As of and for the year ended December 31, 2004, Wells Fargo Commercial Mortgage Servicing, a
division of Wells Fargo Bank, NA., which is a wholly owned subsidiary of Wells Fargo &
Company, complied in all material respects with the minimum servicing criteria set forth in the
Mortgage Bankers Association of America (MBA) Uniform Single Attestation Program for
Mortgage Bankers (USAP), except for minimum servicing standards V.4 and VI.1, which the
MBA has interpreted as being inapplicable to the servicing of commercial and multi-family loans.
As of and for the year ended December31, 2004, Wells Fargo Commercial Mortgage Servicing
had in effect a fidelity bond in the amount of $50,000,000 and errors and omissions policy in the amount of $50,000,000.

Very Truly Yours,

Wells Fargo Commercial Mortgage Servicing

/s/ Daniel Bober
Daniel Bober
Senior Vice President
Wells Fargo Commercial Mortgage Servicing

/s/ Lisa Collins
Lisa Collins
Vice President
Wells Fargo Commercial Mortgage Servicing Operations

WELLS
FARGO
Commercial Mortgage Servicing
P0. Box 4036, Concord, CA 94524
1320 Willow Pass Rd., Ste. 205
Concord, CA 94520
800 986-9711

February 25, 2005

KPMG LLP
55 Second Street 1400
San Francisco, CA 9411

We are providing this letter in connection with your examination of management's assertion about Wells Fargo Commercial Mortgage Servicing's, a division of Wells Fargo Bank. NA., compliance with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers (USAP), as of and for
the year ended December31, 2004 for the purpose of expressing an opinion as to whether management's assertion is fairly stated, in all material respects.

We confirm, to the best of our knowledge and belief, the following representations made to you during your examination:
1.
We are responsible for complying with the minimum servicing standards in the
USAP.

2.
We are responsible for establishing and maintaining effective internal control over compliance with the minimum servicing standards.

3.
We have performed an evaluation of Wells Fargo Commercial Mortgage
Servicing's compliance with the minimum servicing standards.

4.
As of and for the year ended December31, 2004, Wells Fargo Commercial
Mortgage Servicing has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single
Attestation Program for Mortgage Bankers.

5.
We have disclosed to you all known noncompliance with the minimum servicing standards.

6.
We have made available to you all documentation related to compliance with the minimum servicing standards.

7.
We have disclosed any communications from regulatory agencies, internal auditors, and other practitioners concerning the Company's possible noncompliance with the minimum servicing standards, including communications received between
December 31, 2004, and February 18, 2005.

8.
We have disclosed to you any known noncompliance occurring subsequent
December 31, 2004.

Very Truly Yours,

Wells Fargo Commercial Mortgage Servicing

/s/ Daniel Bober
Daniel Bober
Senior Vice President
Wells Fargo Commercial Mortgage Servicing

/s/ Lisa Collins
Lisa Collins
Vice President
Wells Fargo Commercial Mortgage Servicing Operations